Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Aug. 1, 2016

MEDIA CONTACT:	INVESTOR CONTACTS:
Keith Isbell (918) 573-7308	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams Reports Strong Second Quarter 2016 Financial Results, Provides Financial Update and

Announces Actions to Strengthen Credit Profile and Fund Fee-based Growth Portfolio at Williams

Partners

•	Cash Flow from Operations is $685 Million for 2Q 2016; $1.464 Billion for Year-to-Date

•	Continued Strong Financial Performance; Significant Cost Reductions Achieved in 2Q

•	Expects Williams Partners to Maintain Quarterly Cash Distribution of $0.85 per Unit in 3Q 2016 or $3.40 Annualized through 2017

•	Williams Partners Expects to Implement Distribution Reinvestment Program (DRIP)

•	Williams Intends to Reinvest Approximately $1.7 Billion into Williams Partners through 2017, Funded by Reduced Quarterly Cash Dividend

•	Quarterly Cash Dividend at Williams Reduced to $0.20 per Share in 3Q 2016 or $0.80 Annualized through 2017 with Expected Increases Resuming in 2018

•	Planned Asset Sale on Track to Close During the Second Half of 2016

•	Strengthening Credit Profile; Maintaining Commitment to Investment Grade Credit Ratings at Williams Partners

TULSA, Okla. – Williams (NYSE: WMB) reported second quarter 2016 financial results that included strong cash flow from operations, and also announced actions it is taking to strengthen its position as the premier provider of large-scale natural gas infrastructure by maintaining a healthy credit profile, increasing its financial flexibility and driving long-term growth.

Williams Summary Financial Information	2Q		YTD
Amounts in millions, except per-share amounts. Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	2016	2015	2016	2015

GAAP Measures
Cash Flow from Operations	$685	$814	$1,464	$1,483
Net income (loss)	($405)	$114	($470)	$184
Net income (loss) per share	($0.54)	$0.15	($0.63)	$0.24

Non-GAAP Measures (1)
Adjusted income from continuing operations	$146	$110	$172	$232
Adjusted income from continuing operations per share	$0.19	$0.15	$0.23	$0.31
Adjusted EBITDA	$1,065	$1,017	$2,121	$1,935
Cash Available for Dividends	$433	$441	$862	$936
Dividend Coverage Ratio	0.90x	1.00x	0.90x	1.07x

(1)	Schedules reconciling adjusted income from continuing operations, adjusted EBITDA, Cash Available for Dividends and Dividend Coverage Ratio (non-GAAP measures) are available at www.williams.com and as an attachment to this news release.

Second Quarter 2016 Financial Results

Due primarily to a $747 million non-cash pre-tax impairment charge associated with held for sale Canadian operations, Williams reported a second quarter 2016 unaudited net loss of $405 million, an unfavorable change of $519 million from second quarter 2015. The decrease also reflects the absence of $126 million of Geismar insurance proceeds from the prior year, partially offset by lower costs and expenses.

Year-to-date, Williams reported an unaudited net loss of $470 million, an unfavorable change of $654 million from the same six-month reporting period in 2015, due primarily to the items affecting the second quarter. The year-to-date decrease also reflects $112 million associated with the first quarter impairment of certain equity-method investments and higher interest expense, partially offset by improved olefins margins and increased contributions from Discovery’s Keathley Canyon Connector.

Williams reported second quarter 2016 Adjusted EBITDA of $1.065 billion, a $48 million increase over second quarter 2015. The improvement is due primarily to a $57 million increase in Adjusted EBITDA from the Williams Partners segment, partially offset by a $9 million decrease for the Williams NGL & Petchem Services segment.

Year-to date, Williams reported Adjusted EBITDA of $2.121 billion, an increase of $186 million over the same six-month reporting period in 2015. The improvement is due primarily to a $200 million increase in Adjusted EBIDTA from the Williams Partners segment, partially offset by an $18 million decrease at the Williams NGL & Petchem Services segment.

CEO Perspective

Alan Armstrong, Williams’ president and chief executive officer, made the following comments:

“We own the premier natural gas focused asset base, and our strong performance in the second quarter once again demonstrates that our strategy positions Williams like no other company to benefit from growing natural gas demand. In fact, we currently have projects in negotiation or execution to add 7.6 Bcf per day of capacity to markets served by Transco through 2020, which amounts to 65 percent of Wood Mackenzie’s 5-year projected demand growth for natural gas along Transco’s corridor. In 2018, we expect to have twice as much fully-contracted capacity on Transco as we did in 2010. Quarter after quarter, the significant advantages of increased fee-based revenues are evident as we bring demand-driven projects into service. Additionally, as we execute on current projects, our assets continue to attract a steady number of requests for new market area capacity.

“Early in 2016 we embarked on several actions, including cost reduction initiatives, to address the realities of slower growth in key supply areas. We executed quickly on these actions and are already realizing the benefits of these efforts in the current quarter and expect additional traction in subsequent quarters.

“As we move forward, our organization is fully aligned, energized and focused on simplifying the way we operate and make decisions. We are committed to executing on our projects, lowering our overall risk, and driving stockholder value by delivering on our growth strategy and strengthening our balance sheet.”

Business Segment Performance

Williams’ business segments for financial reporting are Williams Partners, Williams NGL & Petchem Services and Other.

Williams	Modified and Adjusted EBITDA
	2Q 2016			2Q 2015			YTD 2016			YTD 2015
Amounts in millions	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA
Williams Partners	$604	$461	$1,065	$1,053	($45)	$1,008	$1,559	$566	$2,125	$1,870	$55	$1,925
Williams NGL & Petchem	(429)	417	(12)	(3)	—	(3)	(467)	441	(26)	(8)	—	(8)
Other	(1)	13	12	(4)	16	12	—	22	22	(4)	22	18

Total	$174	$891	$1,065	$1,046	($29)	$1,017	$1,092	$1,029	$2,121	$1,858	$77	$1,935

Definitions of modified EBITDA and adjusted EBITDA and schedules reconciling to net income are included in this news release.

Williams Partners Segment

Williams Partners is focused on natural gas and natural gas liquids (NGL) transportation, gathering, treating, processing and storage; NGL fractionation; olefins production; and crude oil production.

Williams Partners reported second quarter 2016 Modified EBITDA of $604 million, a decrease of $449 million from second quarter 2015. This decrease occurred due primarily to a $341 million impairment charge associated with Williams Partners’ held-for-sale Canadian operations, the absence in 2016 of $126 million in business interruption proceeds from the 2013 Geismar Olefins plant incident that were recorded in second quarter 2015, a $48 million impairment charge related to a gathering system, and $34 million lower fee-based revenues at Gulfstar One caused by a planned shutdown to connect the Gunflint tieback and other activity by producers on their wells. These were partially offset by lower operating and G&A expenses despite additional assets being in service, and other increases in fee-based revenue associated with Transco expansion projects.

Year-to-date, Williams Partners reported Modified EBITDA of $1.559 billion, a decrease of $311 million from the same six-month reporting period in 2015. The decrease was due primarily to the Canadian and gathering system impairments and absence of insurance proceeds, partially offset by $75 million of higher olefins margins reflecting a full six months of Geismar Olefins plant production, $66 million higher joint-venture EBITDA primarily from Discovery and lower operating and G&A costs.

Williams Partners reported second quarter 2016 Adjusted EBITDA of $1.065 billion, a $57 million increase. The increase was largely driven by a $55 million improvement in operating and G&A costs.

Year-to-date, Williams Partners reported Adjusted EBITDA of $2.125 billion, an increase of $200 million over the same six-month reporting period in 2015. The increase in Adjusted EBITDA is due to higher olefins margins, contributions from Discovery, and lower operating and G&A costs.

Williams Partners’ complete financial results for second quarter 2016 are provided in the earnings news release issued today by Williams Partners.

Williams NGL & Petchem Services

Williams NGL & Petchem Services segment includes an offgas processing plant in Canada at CNRL’s Horizon upgrader that went into service in first quarter 2016. The segment also includes a propane dehydrogenation facility growth project under development as well as petchem pipeline projects on the Gulf Coast.

Williams NGL & Petchem Services reported second quarter 2016 Modified EBITDA of $(429) million, a decrease of $426 million from second quarter 2015. The decrease is due primarily to a $406 million impairment of held-for-sale Canadian operations and $11 million of project development costs.

Year-to-date, Williams NGL & Petchem Services reported Modified EBITDA of $(467) million, a decrease of $459 million over the same six-month reporting period in 2015. The decrease is due primarily to the previously mentioned impairment and $45 million of project development costs.

Williams Partners Expects to Implement Distribution Reinvestment Program (DRIP); Williams Intends to Reinvest Approximately $1.7 Billion into Williams Partners through 2017, Funded by Reduced Quarterly Cash Dividend

Williams and Williams Partners announced immediate measures designed to enhance values, strengthen their credit profile and fund the development of a significant portfolio of fee-based growth projects at Williams Partners, while maintaining flexibility as they continue to review financial and operational plans.

Williams intends to reinvest approximately $1.7 billion into Williams Partners through 2017, funded by reduced quarterly cash dividends.

Williams plans to reinvest $500 million into Williams Partners in 2016 including $250 million in the third quarter via a private purchase of common units with the balance in the fourth quarter via the DRIP. An additional $1.2 billion is planned to be reinvested in 2017 via the DRIP.

Williams expects the payment of a quarterly dividend of $0.20 per share to its common stockholders ($0.80 annually), reduced from its current quarterly level of $0.64 ($2.56 annually), beginning with the third quarter 2016 dividend payable in September 2016. This dividend level will allow Williams to annually retain approximately $1.3 billion that can be reinvested into Williams Partners to enhance its ability to maintain its distribution and increase its distribution coverage, while providing the partnership with the flexibility to reduce debt and maintain its investment grade ratings.

The DRIP is expected to be activated in the third quarter of 2016 and available for the quarterly cash distribution that will be paid to limited partners in November of 2016. Williams Partners expects the DRIP will enable limited partner unitholders to reinvest all or a portion of the quarterly cash distributions they would receive from their ownership of limited partner units to purchase common units.

Ongoing Initiatives Continue to Strengthen Williams Partners’ Credit Profile

In addition to the implementation of the DRIP program, the Company confirmed that:

•

Williams and Williams Partners expect to finalize the agreement on the sale of their Canadian business during the third quarter of 2016, with expected combined proceeds in excess of $1 billion, with Williams Partners’ share in excess of $800 million, further reducing external capital-funding needs;

•

Williams continues to make significant progress on its ongoing cost reduction program, with $55 million in lower adjusted costs at Williams Partners for second quarter 2016 versus the prior year period despite additional assets being in service; additional cost-savings initiatives are planned in the balance of the year;

•

Williams Partners plans to access the public equity market via Williams Partners’ ATM program or other means and may access the public debt market as needed while maintaining investment grade credit metrics.

Second-Quarter 2016 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams’ second quarter 2016 financial results package will be posted shortly at www.williams.com.

Williams and Williams Partners plan to jointly host a Q&A live webcast on Tuesday, Aug. 2 at 9:30 a.m. EDT. A limited number of phone lines will be available at 800-723-6604. International callers should dial 785-830-7977. The conference ID is 4335926. A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com.

Form 10-Q

The company plans to file its second quarter 2016 Form 10-Q with the Securities and Exchange Commission this week.

Once filed, the document will be available on both the SEC and Williams’ websites.

Non-GAAP Measures

This news release may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, cash available for dividends, and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Management believes these measures provide investors meaningful insight into results from ongoing operations.

Cash available for dividends is defined as cash received from our ownership in MLPs, cash received (used) by the Williams NGL & Petchem Services segment (other than cash for capital expenditures) less interest, taxes and maintenance capital expenditures associated with Williams and not the underlying MLPs. We also calculate the ratio of cash available for dividends to the total cash dividends paid (dividend coverage ratio). This measure reflects our cash available for dividends relative to actual cash dividends paid.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Company’s assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, or cash available for dividends are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams

Williams (NYSE: WMB) is a premier provider of large-scale infrastructure connecting North American natural gas and natural gas products to growing demand for cleaner fuel and feedstocks. Headquartered in Tulsa, Okla., Williams owns approximately 60 percent of Williams Partners L.P. (NYSE: WPZ), including all of the 2 percent general-partner interest. Williams Partners is an industry-leading, large-cap master limited partnership with operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. With major positions in top U.S. supply basins and also in Canada, Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. www.williams.com

Forward-Looking Statements

The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Expected levels of cash distributions by Williams Partners L.P. (WPZ) with respect to general partner interests, incentive distribution rights and limited partner interests;

•	Levels of dividends to Williams stockholders;

•	Future credit ratings of Williams and WPZ;

•	Amounts and nature of future capital expenditures;

•	Expansion of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand;

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Whether WPZ will produce sufficient cash flows to provide the level of cash distributions, including incentive distribution rights (IDRs), that we expect;

•	Whether Williams is able to pay current and expected levels of dividends;

•

Whether we will be able to effectively execute our financing plan including WPZ’s establishment of a distribution reinvestment plan (DRIP) and the receipt of anticipated levels of proceeds from planned asset sales;

•	Availability of supplies, including lower than anticipated volumes from third parties served by our midstream business, and market demand;

•	Volatility of pricing including the effect of lower than anticipated energy commodity prices and margins;

•

Inflation, interest rates, fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and timely execute our capital projects and other investment opportunities in accordance with our forecasted capital expenditures budget;

•	Our ability successfully expand our facilities and operations;

•	Development of alternative energy sources;

•	Availability of adequate insurance coverage and the impact of operational and developmental hazards and unforeseen interruptions;

•

The impact of existing and future laws, regulations, the regulatory environment, environmental liabilities, and litigation as well as our ability to obtain permits and achieve favorable rate proceeding outcomes;

•	Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•

Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•	Acts of terrorism, including cybersecurity threats and related disruptions;

•	Additional risks described in our filings with the SEC.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K filed with the SEC on Feb. 26, 2016 and in Part II, Item 1A. Risk Factors in our Quarterly Reports on Form 10-Q available from our offices or from our website at www.williams.com.

# # #

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2015					2016
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$70	$114	$(40)	$(715)	$(571)	$(65)	$(405)	$(470)

Income (loss)—diluted earnings (loss) per common share	$.09	$.15	$(.05)	$(.95)	$(.76)	$(.09)	$(.54)	$(.63)

Adjustments:

Williams Partners
Estimated minimum volume commitments	$55	$55	$65	$(175)	$—	$60	64	$124
Severance and related costs	—	—	—	—	—	25	—	25
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15	—	15
Impairment of certain assets	3	24	2	116	145	—	389	389
ACMP Merger and transition-related expenses	32	14	2	2	50	5	—	5
Constitution Pipeline project development costs	—	—	—	—	—	—	8	8
Share of impairment at equity-method investments	8	1	17	7	33	—	—	—
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—	—	—
Loss related to Geismar Incident	1	1	—	—	2	—	—	—
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—	—	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—	—	—
Expenses associated with strategic alternatives	—	—	1	1	2	—	—	—

Total Williams Partners adjustments	100	(45)	79	(48)	86	105	461	566

Williams NGL & Petchem Services
Canadian PDH facility project development costs	—	—	—	—	—	34	11	45
Gain on sale of certain assets	—	—	—	—	—	(10)	—	(10)
Impairment of certain assets	—	—	—	64	64	—	406	406

Total Williams NGL & Petchem Services adjustments	—	—	—	64	64	24	417	441

Other
Expenses associated with strategic alternatives	—	7	18	5	30	6	13	19
Other ACMP Merger and transition-related expenses	6	9	7	12	34	2	—	2
Severance and related costs	—	—	—	—	—	1	—	1
Contingency gain	—	—	—	(9)	(9)	—	—	—
Accrued long-term charitable commitment	—	—	—	8	8	—	—	—

Total Other adjustments	6	16	25	16	63	9	13	22

Adjustments included in Modified EBITDA	106	(29)	104	32	213	138	891	1,029

Adjustments below Modified EBITDA
Impairment of equity-method investments—Williams Partners	—	—	461	898	1,359	112	—	112
Impairment of goodwill—Williams Partners	—	—	—	1,098	1,098	—	—	—
Interest expense related to potential rate refunds associated with rate case litigation—Williams Partners	—	—	—	—	—	3	—	3
Accelerated depreciation related to reduced salvage value of certain assets—Williams Partners	—	—	—	7	7	—	—	—
ACMP Acquisition-related financing expenses—Williams Partners	2	—	—	—	2	—	—	—
Interest income on receivable from sale of Venezuela assets—Other	—	(9)	(18)	—	(27)	(18)	(18)	(36)
Allocation of adjustments to noncontrolling interests	(33)	21	(212)	(767)	(991)	(83)	(154)	(237)

	(31)	12	231	1,236	1,448	14	(172)	(158)

Total adjustments	75	(17)	335	1,268	1,661	152	719	871
Less tax effect for above items	(28)	4	(129)	(473)	(626)	(61)	(202)	(263)

Adjustments for tax-related items (1)	5	9	1	(74)	(59)	—	34	34

Adjusted income available to common stockholders	$122	$110	$167	$6	$405	$26	$146	$172

Adjusted diluted earnings per common share	$.16	$.15	$.22	$.01	$.54	$.03	$.19	$.23

Weighted-average shares—diluted (thousands)	752,028	752,775	753,100	751,930	752,460	751,040	751,297	751,177

(1)	The fourth quarter of 2015 includes an unfavorable adjustment related to the translation of certain foreign-denominated unrecognized tax benefits. The second quarter of 2016 includes a favorable adjustment related to the reversal of a cumulative anticipatory foreign tax credit.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Net income (loss)	$13	$183	$(173)	$(1,337)	$(1,314)	$(13)	$(505)	$(518)
Provision (benefit) for income taxes	30	83	(65)	(447)	(399)	2	(145)	(143)
Interest expense	251	262	263	268	1,044	291	298	589
Equity (earnings) losses	(51)	(93)	(92)	(99)	(335)	(97)	(101)	(198)
Impairment of equity-method investments	—	—	461	898	1,359	112	—	112
Other investing (income) loss—net	—	(9)	(18)	—	(27)	(18)	(18)	(36)
Proportional Modified EBITDA of equity-method investments	136	183	185	195	699	189	191	380
Impairment of goodwill	—	—	—	1,098	1,098	—	—	—
Depreciation and amortization expenses	427	428	432	451	1,738	445	446	891
Accretion for asset retirement obligations associated with nonregulated operations	6	9	6	7	28	7	8	15

Modified EBITDA	$812	$1,046	$999	$1,034	$3,891	$918	$174	$1,092

Williams Partners	$817	$1,053	$1,021	$1,112	$4,003	$955	$604	$1,559
Williams NGL & Petchem Services	(5)	(3)	(5)	(70)	(83)	(38)	(429)	(467)
Other	—	(4)	(17)	(8)	(29)	1	(1)	—

Total Modified EBITDA	$812	$1,046	$999	$1,034	$3,891	$918	$174	$1,092

Adjustments included in Modified EBITDA:
Williams Partners	$100	$(45)	$79	$(48)	$86	$105	$461	$566
Williams NGL & Petchem Services	—	—	—	64	64	24	417	441
Other	6	16	25	16	63	9	13	22

Total Adjustments included in Modified EBITDA	$106	$(29)	$104	$32	$213	$138	$891	$1,029

Adjusted EBITDA:
Williams Partners	$917	$1,008	$1,100	$1,064	$4,089	$1,060	$1,065	$2,125
Williams NGL & Petchem Services	(5)	(3)	(5)	(6)	(19)	(14)	(12)	(26)
Other	6	12	8	8	34	10	12	22

Total Adjusted EBITDA	$918	$1,017	$1,103	$1,066	$4,104	$1,056	$1,065	$2,121

Dividend Coverage Ratio

(UNAUDITED)

	2015					2016
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Distributions from WPZ (accrued / “as declared” basis) (3)	$515	$513	$513	$513	$2,054	$513	$513	$1,026

Williams NGL & Petchem Services adjusted cash flow (see below)	(5)	(3)	(5)	(6)	(19)	(14)	(12)	(26)
Corporate interest	(64)	(64)	(63)	(64)	(255)	(66)	(67)	(133)

Subtotal	446	446	445	443	1,780	433	434	867
WMB cash tax rate	-12%	0%	0%	0%	-3%	0%	-1%	-1%
WMB cash taxes (excludes cash taxes paid by WPZ) (1)	55	—	—	—	55	2	3	5
Corporate Capex	(6)	(5)	(6)	(7)	(24)	(6)	(4)	(10)

WMB cash flow available for dividends	$495	$441	$439	$436	$1,811	$429	$433	$862
WMB dividends paid	(434)	(442)	(480)	(480)	(1,836)	(480)	(481)	(961)

Excess cash flow available after dividends	$61	$(1)	$(41)	$(44)	$(25)	$(51)	$(48)	$(99)
Dividend per share	$0.5800	$0.5900	$0.6400	$0.6400	$2.4500	$0.6400	$0.6400	$1.2800
Coverage ratio (2)(3)	1.14	1.00	0.91	0.91	0.99	0.89	0.90	0.90

Williams NGL & Petchem Services Adjusted Cash Flow:
Modified EBITDA	(5)	(3)	(5)	(70)	(83)	(38)	(429)	(467)
Segment adjustments	—	—	—	64	64	24	417	441

Adjusted EBITDA	(5)	(3)	(5)	(6)	(19)	(14)	(12)	(26)
Less: Maintenance Capex	—	—	—	—	—	—	—	—

Adjusted cash flow	(5)	(3)	(5)	(6)	(19)	(14)	(12)	(26)

Notes:	(1)	A refund was received in the first quarter of 2015 related to a 2014 tax Net Operating Loss, due to bonus depreciation, that yielded a carryback refund from 2012.
	(2)	WMB cash flow available for dividends / WMB dividends paid.
	(3)	Cash distributions for the third and fourth quarters of 2015 and the first quarter of 2016 have been increased by $209 million, $209 million, and $10 million, respectively, in order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios.

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

June 30, 2016

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2015					2016
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$70	$114	$(40)	$(715)	$(571)	$(65)	$(405)	$(470)

Income (loss)—diluted earnings (loss) per common share	$.09	$.15	$(.05)	$(.95)	$(.76)	$(.09)	$(.54)	$(.63)

Adjustments:

Williams Partners
Estimated minimum volume commitments	$55	$55	$65	$(175)	$—	$60	64	$124
Severance and related costs	—	—	—	—	—	25	—	25
Potential rate refunds associated with rate case litigation	—	—	—	—	—	15	—	15
Impairment of certain assets	3	24	2	116	145	—	389	389
ACMP Merger and transition-related expenses	32	14	2	2	50	5	—	5
Constitution Pipeline project development costs	—	—	—	—	—	—	8	8
Share of impairment at equity-method investments	8	1	17	7	33	—	—	—
Geismar Incident adjustment for insurance and timing	—	(126)	—	—	(126)	—	—	—
Loss related to Geismar Incident	1	1	—	—	2	—	—	—
Loss (recovery) related to Opal incident	1	—	(8)	1	(6)	—	—	—
Gain on extinguishment of debt	—	(14)	—	—	(14)	—	—	—
Expenses associated with strategic alternatives	—	—	1	1	2	—	—	—

Total Williams Partners adjustments	100	(45)	79	(48)	86	105	461	566

Williams NGL & Petchem Services
Canadian PDH facility project development costs	—	—	—	—	—	34	11	45
Gain on sale of certain assets	—	—	—	—	—	(10)	—	(10)
Impairment of certain assets	—	—	—	64	64	—	406	406

Total Williams NGL & Petchem Services adjustments	—	—	—	64	64	24	417	441

Other
Expenses associated with strategic alternatives	—	7	18	5	30	6	13	19
Other ACMP Merger and transition-related expenses	6	9	7	12	34	2	—	2
Severance and related costs	—	—	—	—	—	1	—	1
Contingency gain	—	—	—	(9)	(9)	—	—	—
Accrued long-term charitable commitment	—	—	—	8	8	—	—	—

Total Other adjustments	6	16	25	16	63	9	13	22

Adjustments included in Modified EBITDA	106	(29)	104	32	213	138	891	1,029

Adjustments below Modified EBITDA
Impairment of equity-method investments—Williams Partners	—	—	461	898	1,359	112	—	112
Impairment of goodwill—Williams Partners	—	—	—	1,098	1,098	—	—	—
Interest expense related to potential rate refunds associated with rate case litigation—Williams Partners	—	—	—	—	—	3	—	3
Accelerated depreciation related to reduced salvage value of certain assets—Williams Partners	—	—	—	7	7	—	—	—
ACMP Acquisition-related financing expenses—Williams Partners	2	—	—	—	2	—	—	—
Interest income on receivable from sale of Venezuela assets—Other	—	(9)	(18)	—	(27)	(18)	(18)	(36)
Allocation of adjustments to noncontrolling interests	(33)	21	(212)	(767)	(991)	(83)	(154)	(237)

	(31)	12	231	1,236	1,448	14	(172)	(158)

Total adjustments	75	(17)	335	1,268	1,661	152	719	871
Less tax effect for above items	(28)	4	(129)	(473)	(626)	(61)	(202)	(263)

Adjustments for tax-related items (1)	5	9	1	(74)	(59)	—	34	34

Adjusted income available to common stockholders	$122	$110	$167	$6	$405	$26	$146	$172

Adjusted diluted earnings per common share	$.16	$.15	$.22	$.01	$.54	$.03	$.19	$.23

Weighted-average shares—diluted (thousands)	752,028	752,775	753,100	751,930	752,460	751,040	751,297	751,177

(1)	The fourth quarter of 2015 includes an unfavorable adjustment related to the translation of certain foreign-denominated unrecognized tax benefits. The second quarter of 2016 includes a favorable adjustment related to the reversal of a cumulative anticipatory foreign tax credit.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Operations

(UNAUDITED)

	2015					2016
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues	$1,197	$1,241	$1,239	$1,487	$5,164	$1,229	$1,202	$2,431
Product sales	519	598	560	519	2,196	431	534	965

Total revenues	1,716	1,839	1,799	2,006	7,360	1,660	1,736	3,396

Costs and expenses:
Product costs	462	494	426	397	1,779	318	401	719
Operating and maintenance expenses	387	437	403	428	1,655	391	394	785
Depreciation and amortization expenses	427	428	432	451	1,738	445	446	891
Selling, general, and administrative expenses	196	174	177	194	741	221	158	379
Impairment of goodwill	—	—	—	1,098	1,098	—	—	—
Net insurance recoveries—Geismar Incident	—	(126)	—	—	(126)	—	—	—
Impairment of long-lived assets	3	24	2	180	209	8	802	810
Other (income) expense—net	14	16	3	7	40	15	23	38

Total costs and expenses	1,489	1,447	1,443	2,755	7,134	1,398	2,224	3,622

Operating income (loss)	227	392	356	(749)	226	262	(488)	(226)
Equity earnings (losses)	51	93	92	99	335	97	101	198
Gain on remeasurement of equity-method investment	—	—	—	—	—	—	—	—
Impairment of equity-method investments	—	—	(461)	(898)	(1,359)	(112)	—	(112)
Other investing income (loss)—net	—	9	18	—	27	18	18	36
Interest incurred	(273)	(278)	(280)	(287)	(1,118)	(306)	(306)	(612)
Interest capitalized	22	16	17	19	74	15	8	23
Other income (expense)—net	16	34	20	32	102	15	17	32

Income (loss) before income taxes	43	266	(238)	(1,784)	(1,713)	(11)	(650)	(661)
Provision (benefit) for income taxes	30	83	(65)	(447)	(399)	2	(145)	(143)

Net income (loss)	13	183	(173)	(1,337)	(1,314)	(13)	(505)	(518)
Less: Net income (loss) attributable to noncontrolling interests	(57)	69	(133)	(622)	(743)	52	(100)	(48)

Net income (loss) attributable to The Williams Companies, Inc.	$70	$114	$(40)	$(715)	$(571)	$(65)	$(405)	$(470)

Diluted earnings (loss) per common share:
Net income (loss)	$.09	$.15	$(.05)	$(.95)	$(.76)	$(.09)	$(.54)	$(.63)
Weighted-average number of shares used in computations (thousands)	752,028	752,775	749,824	749,902	749,271	750,322	750,649	750,491
Common shares outstanding at end of period (thousands)	748,912	749,529	749,740	749,789	749,789	750,484	750,599	750,599
Market price per common share (end of period)	$50.59	$57.39	$36.85	$25.70	$25.70	$16.07	$21.63	$21.63
Cash dividends declared per share	$.58	$.59	$.64	$.64	$2.45	$.64	$.64	$1.28

Note:	The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Net income (loss)	$13	$183	$(173)	$(1,337)	$(1,314)	$(13)	$(505)	$(518)
Provision (benefit) for income taxes	30	83	(65)	(447)	(399)	2	(145)	(143)
Interest expense	251	262	263	268	1,044	291	298	589
Equity (earnings) losses	(51)	(93)	(92)	(99)	(335)	(97)	(101)	(198)
Impairment of equity-method investments	—	—	461	898	1,359	112	—	112
Other investing (income) loss—net	—	(9)	(18)	—	(27)	(18)	(18)	(36)
Proportional Modified EBITDA of equity-method investments	136	183	185	195	699	189	191	380
Impairment of goodwill	—	—	—	1,098	1,098	—	—	—
Depreciation and amortization expenses	427	428	432	451	1,738	445	446	891
Accretion for asset retirement obligations associated with nonregulated operations	6	9	6	7	28	7	8	15

Modified EBITDA	$812	$1,046	$999	$1,034	$3,891	$918	$174	$1,092

Williams Partners	$817	$1,053	$1,021	$1,112	$4,003	$955	$604	$1,559
Williams NGL & Petchem Services	(5)	(3)	(5)	(70)	(83)	(38)	(429)	(467)
Other	—	(4)	(17)	(8)	(29)	1	(1)	—

Total Modified EBITDA	$812	$1,046	$999	$1,034	$3,891	$918	$174	$1,092

Adjustments included in Modified EBITDA:
Williams Partners	$100	$(45)	$79	$(48)	$86	$105	$461	$566
Williams NGL & Petchem Services	—	—	—	64	64	24	417	441
Other	6	16	25	16	63	9	13	22

Total Adjustments included in Modified EBITDA	$106	$(29)	$104	$32	$213	$138	$891	$1,029

Adjusted EBITDA:
Williams Partners	$917	$1,008	$1,100	$1,064	$4,089	$1,060	$1,065	$2,125
Williams NGL & Petchem Services	(5)	(3)	(5)	(6)	(19)	(14)	(12)	(26)
Other	6	12	8	8	34	10	12	22

Total Adjusted EBITDA	$918	$1,017	$1,103	$1,066	$4,104	$1,056	$1,065	$2,121

Williams Partners

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues	$1,192	$1,231	$1,232	$1,480	$5,135	$1,226	$1,210	$2,436
Product sales	519	599	560	518	2,196	428	520	948

Total revenues	1,711	1,830	1,792	1,998	7,331	1,654	1,730	3,384
Segment costs and expenses:
Product costs	463	494	426	396	1,779	317	393	710
Operating and maintenance expenses	373	424	387	412	1,596	374	379	753
Selling, general, and administrative expenses	193	164	156	171	684	181	139	320
Net insurance recoveries—Geismar Incident	—	(126)	—	—	(126)	—	—	—
Impairment of long-lived assets	3	24	2	116	145	6	396	402
Other segment costs and expenses	(2)	(20)	(15)	(14)	(51)	10	10	20

Total segment costs and expenses	1,030	960	956	1,081	4,027	888	1,317	2,205
Proportional Modified EBITDA of equity-method investments	136	183	185	195	699	189	191	380

Modified EBITDA	817	1,053	1,021	1,112	4,003	955	604	1,559
Adjustments	100	(45)	79	(48)	86	105	461	566

Adjusted EBITDA	$917	$1,008	$1,100	$1,064	$4,089	$1,060	$1,065	$2,125

Operating statistics
Interstate Transmission
Throughput (Tbtu)	1,207.8	967.9	981.5	978.5	4,135.7	1,132.8	983.9	2,116.7
Avg. daily transportation volumes (Tbtu)	13.5	10.6	10.7	10.7	11.3	12.5	10.8	11.7
Avg. daily firm reserved capacity (Tbtu)	13.5	14.0	14.5	14.8	14.2	15.0	14.5	14.7

Gathering and Processing
Gathering volumes (Bcf per day)—Consolidated (1)	8.58	8.44	8.15	8.20	8.34	8.24	8.13	8.18
Gathering volumes (Bcf per day)—Non-consolidated (2)	3.35	3.67	3.73	3.65	3.60	3.74	3.69	3.72
Plant inlet natural gas volumes (Bcf per day)—Consolidated (1)	3.59	3.53	3.54	3.42	3.52	3.46	3.40	3.43
Plant inlet natural gas volumes (Bcf per day)—Non-consolidated (2)	0.36	0.62	0.63	0.60	0.55	0.56	0.54	0.55

Consolidated (1)
Ethane margin ($/gallon)	$.13	$.13	$.13	$.11	$.12	$.08	$.02	$.05
Non-ethane margin ($/gallon)	$.28	$.26	$.23	$.25	$.25	$.20	$.36	$.27
NGL margin ($/gallon)	$.24	$.22	$.19	$.20	$.21	$.15	$.20	$.17

Ethane equity sales (million gallons)	54	49	66	70	239	85	101	186
Non-ethane equity sales (million gallons)	131	122	125	139	517	134	109	243

NGL equity sales (million gallons)	185	171	191	209	756	219	210	429

Ethane production (million gallons)	111	149	165	161	586	188	234	422
Non-ethane production (million gallons)	408	418	444	409	1,679	394	382	776

NGL production (million gallons)	519	567	609	570	2,265	582	616	1,198

Non-consolidated (2)
NGL equity sales (million gallons)	17	22	21	20	80	20	19	39
NGL production (million gallons)	62	79	81	72	294	65	74	139

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	2	213	404	447	1,066	423	391	814
Geismar ethylene margin ($/lb) (3)	$—	$.22	$.16	$.11	$.15	$.13	$.15	$.14
Canadian propylene sales volumes (million lbs)	39	38	44	40	161	33	8	41
Canadian alky feedstock sales volumes (million gallons)	7	6	6	7	26	7	2	9

Overland Pipeline Company (2)
NGL transportation volumes (Mbbls)	10,845	13,860	15,075	15,527	55,307	16,814	18,410	35,224

(1)	Excludes volumes associated with equity-method investments that are not consolidated for financial reporting purposes.
(2)	Includes 100% of the volumes associated with operated equity-method investments.
(3)	Ethylene margin and ethylene margin per pound are calculated using financial results determined in accordance with GAAP, which include realized ethylene sales prices and ethylene COGS. Realized sales and COGS per unit metrics may vary from publicly quoted market indices or spot prices due to various factors, including, but not limited to, basis differentials, transportation costs, contract provisions, and inventory accounting methods.

Williams NGL & Petchem Services

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues	$—	$1	$1	$—	$2	$—	$2	$2
Product sales	—	—	—	—	—	3	14	17

Total revenues	—	1	1	—	2	3	16	19
Segment costs and expenses:
Product costs	—	—	—	—	—	2	7	9
Operating and maintenance expenses	4	2	4	3	13	9	20	29
Selling, general, and administrative expenses	2	2	2	2	8	38	12	50
Impairment of long-lived assets	—	—	—	64	64	2	406	408
Other (income) expense—net	(1)	—	—	1	—	(10)	—	(10)

Total segment costs and expenses	5	4	6	70	85	41	445	486
Proportional Modified EBITDA of equity-method investments	—	—	—	—	—	—	—	—

Modified EBITDA	(5)	(3)	(5)	(70)	(83)	(38)	(429)	(467)
Adjustments	—	—	—	64	64	24	417	441

Adjusted EBITDA	$(5)	$(3)	$(5)	$(6)	$(19)	$(14)	$(12)	$(26)

Capital Expenditures and Investments

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Capital expenditures:
Williams Partners	$735	$715	$692	$653	$2,795	$463	$518	$981
Williams NGL & Petchem Services	91	102	78	85	356	45	34	79
Other	6	5	1	4	16	5	4	9

Total*	$832	$822	$771	$742	$3,167	$513	$556	$1,069

Purchases of businesses (net of cash acquired):
Williams Partners	$—	$112	$—	$—	$112	$—	$—	$—

Total	$—	$112	$—	$—	$112	$—	$—	$—

Purchases of investments:
Williams Partners	$83	$400	$45	$66	$594	$63	$59	$122
Other	—	—	1	—	1	—	—	—

Total	$83	$400	$46	$66	$595	$63	$59	$122

Summary:
Williams Partners	$818	$1,227	$737	$719	$3,501	$526	$577	$1,103
Williams NGL & Petchem Services	91	102	78	85	356	45	34	79
Other	6	5	2	4	17	5	4	9

Total	$915	$1,334	$817	$808	$3,874	$576	$615	$1,191

Capital expenditures incurred, purchases of businesses (net of cash acquired), and purchases of investments:
Increases to property, plant, and equipment	$738	$816	$757	$713	$3,024	$525	$495	$1,020
Purchases of businesses (net of cash acquired)	—	112	—	—	112	—	—	—
Purchases of investments	83	400	46	66	595	63	59	122

Total	$821	$1,328	$803	$779	$3,731	$588	$554	$1,142

*Increases to property, plant, and equipment	$738	$816	$757	$713	$3,024	$525	$495	$1,020
Changes in related accounts payable and accrued liabilities	94	6	14	29	143	(12)	61	49

Capital expenditures	$832	$822	$771	$742	$3,167	$513	$556	$1,069

Depreciation and Amortization and Other Selected Financial Data

(UNAUDITED)

	2015					2016
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Depreciation and amortization:
Williams Partners	$419	$419	$423	$441	$1,702	$435	$432	$867
Williams NGL & Petchem	1	1	1	1	4	1	6	7
Other	7	8	8	9	32	9	8	17

Total	$427	$428	$432	$451	$1,738	$445	$446	$891

Other selected financial data:
Cash and cash equivalents	$341	$204	$125	$100	$100	$164	$135	$135
Total assets	$50,325	$51,034	$50,694	$49,020	$49,020	$48,807	$48,124	$48,124
Capital structure:
Debt
Commercial paper	$—	$1,743	$1,530	$499	$499	$135	$196	$196
Current	$801	$377	$377	$176	$176	$976	$786	$786
Noncurrent	$21,559	$21,158	$21,680	$23,812	$23,812	$23,701	$24,394	$24,394
Stockholders’ equity	$8,212	$7,928	$7,387	$6,148	$6,148	$5,691	$4,830	$4,830
Debt to debt-plus-stockholders’ equity ratio	73.1%	74.6%	76.2%	79.9%	79.9%	81.3%	84.0%	84.0%

Cash distributions received from interests in:
Williams Partners L.P.
General partner	$226	$227	$224	$14	$691	$15	$216	$231
Limited partner	289	288	289	289	1,155	289	288	577

	$515	$515	$513	$303	$1,846	$304	$504	$808

Dividend Coverage Ratio

(UNAUDITED)

	2015					2016
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Distributions from WPZ (accrued / “as declared” basis) (3)	$515	$513	$513	$513	$2,054	$513	$513	$1,026

Williams NGL & Petchem Services adjusted cash flow (see below)	(5)	(3)	(5)	(6)	(19)	(14)	(12)	(26)
Corporate interest	(64)	(64)	(63)	(64)	(255)	(66)	(67)	(133)

Subtotal	446	446	445	443	1,780	433	434	867
WMB cash tax rate	-12%	0%	0%	0%	-3%	0%	-1%	-1%
WMB cash taxes (excludes cash taxes paid by WPZ) (1)	55	—	—	—	55	2	3	5
Corporate Capex	(6)	(5)	(6)	(7)	(24)	(6)	(4)	(10)

WMB cash flow available for dividends	$495	$441	$439	$436	$1,811	$429	$433	$862
WMB dividends paid	(434)	(442)	(480)	(480)	(1,836)	(480)	(481)	(961)

Excess cash flow available after dividends	$61	$(1)	$(41)	$(44)	$(25)	$(51)	$(48)	$(99)
Dividend per share	$0.5800	$0.5900	$0.6400	$0.6400	$2.4500	$0.6400	$0.6400	$1.2800
Coverage ratio (2)(3)	1.14	1.00	0.91	0.91	0.99	0.89	0.90	0.90

Williams NGL & Petchem Services Adjusted Cash Flow:
Modified EBITDA	(5)	(3)	(5)	(70)	(83)	(38)	(429)	(467)
Segment adjustments	—	—	—	64	64	24	417	441

Adjusted EBITDA	(5)	(3)	(5)	(6)	(19)	(14)	(12)	(26)
Less: Maintenance Capex	—	—	—	—	—	—	—	—

Adjusted cash flow	(5)	(3)	(5)	(6)	(19)	(14)	(12)	(26)

Notes:

(1)	A refund was received in the first quarter of 2015 related to a 2014 tax Net Operating Loss, due to bonus depreciation, that yielded a carryback refund from 2012.
(2)	WMB cash flow available for dividends / WMB dividends paid.
(3)	Cash distributions for the third and fourth quarters of 2015 and the first quarter of 2016 have been increased by $209 million, $209 million, and $10 million, respectively, in order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios.